UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2020

TOYOTA MOTOR CREDIT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	1-9961	95-3775816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 Headquarters Drive

Plano, TX 75024

(Address of principal executive offices, including zip code)

(469) 486-9300

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Medium-Term Notes, Series B Stated Maturity Date January 11, 2028	TM/28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective May 11, 2020, the Board of Directors of Toyota Motor Credit Corporation (“TMCC”) appointed Mike Owens to serve as Group Vice President and Chief Risk Officer and Ellen L. Farrell to serve as Vice President, General Counsel and Secretary.

Mr. Owens, 58, also serves as Director and Chairman of Toyota Financial Savings Bank (“TFSB”), a role he has held since September 2019. He previously served as Vice President and Chief Risk Officer of TMCC from January 2019 to May 2020. Prior to this, Mr. Owens served as Vice President – Risk and Dealer Credit of TMCC from April 2018 to January 2019. From January 2012 to April 2018, he served as President and Chief Executive Officer of TFSB and, from August 2016 to April 2018, Mr. Owens also served as Director of TFSB. Prior to this, he served as Corporate Manager – Banking Products and Chief Risk Officer of TFSB from December 2008 to January 2012. Mr. Owens first joined TFSB in 2002.

Ms. Farrell, 55, previously served as Vice President – Social Innovation and Executive Advisor – Legal of Toyota Motor North America, Inc. (“TMNA”) from November 2019 to May 2020. Prior to this, Ms. Farrell served as Vice President and Interim General Counsel of TMCC from May 2019 to November 2019 and as Secretary of TMCC from May 2019 to February 2020. Prior to this, she served as Vice President, Deputy General Counsel of TMNA from May 2017 to November 2019. Ms. Farrell served as Assistant General Counsel of Toyota Motor Sales, U.S.A., Inc. (“TMS”) from May 2015 to May 2017 and as Senior Managing Counsel of TMS from August 2011 to May 2015. Ms. Farrell first joined TMS in 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION

Date: May 11, 2020	By:	/s/ Scott Cooke
Scott Cooke
Group Vice President and Chief Financial Officer